EXHIBIT 5

                            McDERMOTT, WILL & EMERY
                            227 West Monroe Street
                            Chicago, Illinois 60606




                                  May 21, 1996


Patrick Industries, Inc.
1800 South 14th Street
Elkhart, Indiana 46515

     RE:  442,058 Shares of Common Stock (without
          par value) including Preferred Share Purchase
	  Rights for Patrick Industries, Inc.
          1987 Stock Option Program (the "Plan")

Gentlemen:

     We have acted as counsel for Patrick Industries, Inc. (the "Company") in connection with the preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement") for the registration under the Securities Act of 1933, as amended, of 442,058 shares of the Company's Common Stock, no par value (the "Common Stock"), which may be purchased pursuant to the Plan and 442,058 Preferred Share Purchase Rights which currently are attached to, and trade with, the Common Stock.

     We have examined or considered:

          1.  A copy of the Company's Amended Articles of Incorporation.

          2.  The By-Laws of the Company.

          3. Telephonic confirmation of the Secretary of State of Indiana, as of a recent date, as to the good standing of the Company in that state.

          4. Copies of resolutions duly adopted by the Board of Directors of the Company relating to the Plan.

          5.  A copy of the Plan.

     In addition to the examination outlined above, we have conferred with various officers of the Company and have ascertained or verified, to our satisfaction, such additional facts as we deemed necessary or appropriate for the purposes of this opinion.

     Based on the foregoing, we are of the opinion that:

          (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Iowa.

          (b) All legal and corporate proceedings necessary for the authorization, issuance and delivery of the shares of Common Stock under the Plan have been duly taken, and the Common Stock, upon acquisition pursuant to the terms of the Plan, and the related Preferred Share Purchase Rights, will be duly authorized, legally and validly issued, fully paid and nonassessable.

     We hereby consent to all references to our Firm in the Registration Statement and to the filing of this opinion by the Company as an Exhibit to the Registration Statement.

                                  Very truly yours,


                                  /s/ McDermott, Will & Emery
                                  McDermott, Will & Emery
WJQ/bjs